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                                                                  EXHIBIT 5.1


                     [BROBECK, PHLEGER & HARRISON LLP LETTERHEAD]


                                  December 16, 1997


Dura Pharmaceuticals, Inc.
7475 Lusk Boulevard
San Diego, CA 92121

Spiros Development Corporation II, Inc.
7475 Lusk Boulevard
San Diego, CA 92121

    Re:  PUBLIC OFFERING OF UNITS

Ladies and Gentlemen:

         We have acted as counsel to Dura Pharmaceuticals, Inc., a Delaware corporation ("Dura"), and Spiros Development Corporation II, Inc., a Delaware corporation ("Spiros Corp. II"), in connection with the proposed issuance and sale, pursuant to a Registration Statement on Forms S-1/S-3 (the "Registration Statement"), of up to 5,390,625 units (the "Units"), including 562,500 and 140,625 Units which the U.S. Underwriters and International Underwriters, respectively, have the option to purchase to cover over-allotments, if any. Each Unit consists of one share of the callable common stock of Spiros Corp. II (the "Callable Common Stock") and one warrant to purchase one-fourth of one share of the common stock of Dura (the "Warrants"). The Registration Statement relates to (i) the offer and sale of the Callable Common Stock, (ii) the offer and sale of the Warrants and the shares of Dura common stock underlying the Warrants (the "Warrant Shares") and (iii) the shares of Dura common stock issuable, if any, if Dura exercises the Purchase Option as described in the Registration Statement and related prospectuses (the "Prospectuses") and pays the exercise price in shares of Dura common stock (the "Purchase Option Shares"). The Units, the Callable Common Stock, the Warrants, the Warrant Shares and the Purchase Option Shares are hereinafter collectively referred to as the "Securities." Capitalized terms not otherwise defined herein shall have the meanings given to them in the Registration Statement.

         This opinion is being furnished in accordance with the requirements of
Item 16(a) of Form S-1, Item 16(a) of Form S-3 and Item 601(b)(5)(i) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined the Registration Statement and related Prospectuses; Dura's Amended and Restated Certificate of Incorporation, as amended through the date hereof; Spiros Corp. II's Certificate of Incorporation, as amended through the date hereof; the Amended and Restated Certificate of Incorporation of Spiros


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Dura Pharmaceuticals, Inc.                                 December 16, 1997
Spiros Development Corporation II, Inc.                               Page 2

Corp. II, which the Registration Statement contemplates will become effective immediately prior to the issuance and sale of the Units; Dura's Amended and Restated Bylaws, as amended through the date hereof; Spiros Corp. II's Bylaws, as amended through the date hereof; the Amended and Restated Bylaws of Spiros Corp. II, which the Registration Statement contemplates will become effective immediately prior to the issuance and sale of the Units; and the originals, or copies certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below (the "Documents"). We are relying (without any independent investigation thereof) upon the truth and accuracy of the statements, covenants, representations and warranties set forth in such Documents.

         On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Securities, if, as and when sold and issued in accordance with and in the manner referred to in the Registration Statement and Prospectuses (as amended and supplemented through the date of issuance) and, in the case of the Warrant Shares or the Purchase Option Shares, when issued in compliance with the terms of the respective Warrants or Purchase Option, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectuses. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in applicable law or in the facts stated or assumed herein which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to Dura, Spiros Corp. II or the Securities.


                             Very truly yours,

                             /s/ Brobeck, Phleger & Harrison LLP

                             BROBECK, PHLEGER & HARRISON LLP